Exhibit 99.1


CONTACT:  JOSEPH MACNOW
          (201) 587-1000

                                                [VORNADO OPERATING COMPANY LOGO]
                                                       210 Route 4 East
                                                       Paramus, NJ  07652


FOR IMMEDIATE RELEASE - MAY 7, 2003
-----------------------------------


         PARAMUS, NEW JERSEY......VORNADO OPERATING COMPANY (AMEX:VOO) today reported a net loss of $205,000, or $0.05 per basic and diluted share, for the quarter ended March 31, 2003, compared to a net loss of $4,074,000, or $1.00 per basic and diluted share, for the quarter ended March 31, 2002.




         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with financing commitments, general competitive factors and cost and uncertainties associated with the Company's investee, AmeriCold Logistics.

                                 (table follows)
                                      ####

                            VORNADO OPERATING COMPANY
                            -------------------------

      OPERATING RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
      --------------------------------------------------------------------


                                                                                    FOR THE THREE MONTHS ENDED
                                                                                    -------------------------------------
                                                                                     March 31, 2003     March 31, 2002
                                                                                    -----------------  ------------------

Income (loss) from AmeriCold Logistics..........................................    $    460,000(1)     $  (3,311,000)(1)
                                                                                    ============        =============

Net loss........................................................................    $   (205,000)       $  (4,074,000)
                                                                                    ============        =============

Net loss per share, basic and diluted...........................................    $      (0.05)       $       (1.00)
                                                                                    ============        =============

Average number of shares and share equivalents outstanding......................       4,068,924            4,068,924
                                                                                    ============        =============


(1)  The Company did not record its share of its  investee's,  AmeriCold  Logistics,  net loss for the three months ended
     March 31, 2003, as the  Company's  investments  in and advances to AmeriCold  Logistics  were fully  absorbed by the
     Company's share of the  comprehensive  losses of AmeriCold  Logistics at December 31, 2002 and as the Company is not
     liable for the  obligations  of, or  otherwise  committed  to provide  additional  financial  support to,  AmeriCold
     Logistics.  During the three  months ended March 31, 2003,  the Company  received  loan  repayments  from  AmeriCold
     Logistics of $205,000;  this amount is reflected  as income from  AmeriCold  Logistics as the loans were  previously reduced to zero by equity in losses of AmeriCold Logistics.








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